EXHIBIT 23.1


                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of American Paging, Inc. of our reports on the consolidated financial statements and schedule of American
Paging, Inc. and Subsidiaries dated February 6, 1996, included in the 1995 Annual Report on Form 10-K of American Paging, Inc. We also consent to all references to our Firm included in this Form S-8 Registration Statement.



                                                      ARTHUR ANDERSEN LLP





Chicago, Illinois
November 25, 1996